Exhibit 5.1

September 7, 2023

Board of Directors Build-A-Bear Workshop, Inc. 415 South 18th St. St. Louis, Missouri 63103

Ladies and Gentlemen:

We have acted as counsel for Build-A-Bear Workshop, Inc., a Delaware corporation (the “Company”), in connection with the registration on Form S-8 (the “Registration Statement”) in the form as proposed to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the provisions of the Securities Act of 1933, as amended (the “Act”), on this date, of up to 1,377,211 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), to be issued in accordance with the terms of the Build-A-Bear Workshop, Inc. Amended and Restated 2020 Omnibus Incentive Plan (the “Plan”).

In connection with our opinion expressed herein, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement and the exhibits thereto, (ii) the Plan, (iii) an executed copy of a certificate of Eric Fencl, Chief Administrative Officer, General Counsel and Secretary of the Company, dated of even date herewith (the “Officer’s Certificate”), (iv) a copy of the Company’s Third Amended and Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware on September 5, 2023 and certified pursuant to the Officer’s Certificate, (v) the Company’s Amended and Restated Bylaws, as amended and restated and in effect on the date hereof and as certified pursuant to the Officer’s Certificate, (vi) a copy of the resolutions of the Board of Directors of the Company dated April 11, 2023, as certified pursuant to the Officer’s Certificate, (vii) a copy of the Report of the Inspectors of Election indicating that the stockholders of the Company approved the Plan at the Annual Meeting of Stockholders on June 8, 2023, as certified pursuant to the Officer’s Certificate, (viii) a specimen certificate representing the Shares, and (ix) the good standing certificate issued by the Secretary of State of the State of Delaware with respect to the Company on September 5, 2023. We have also examined originals, or copies certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company, including the Officer’s Certificate, without undertaking to verify the same by independent investigation.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal capacity and competence of all natural persons. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

Armstrong Teasdale LLP      7700 Forsyth Blvd., Suite 1800, St. Louis, Missouri 63105  T   314.621.5070   F  314.621.5065  ArmstrongTeasdale.com

September 7, 2023

In rendering the opinion set forth below, we have also assumed that (i) if issued in physical form, the certificates evidencing the Shares will be signed by authorized officers of the Company and registered by the transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Common Stock or, if issued in book-entry form, an appropriate account statement evidencing the Shares credited to the recipient’s account maintained with the Company’s transfer agent has been issued by the Company’s transfer agent, (ii) the issuance of Shares will be properly recorded in the books and records of the Company, and (iii) each award agreement under which options, stock appreciation rights and other stock-based awards are granted pursuant to the Plan will be consistent with the Plan and will be duly authorized, executed and delivered by the parties thereto. We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Upon the basis of the foregoing and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that (i) the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and (ii) when the Registration Statement, as finally amended, becomes effective under the Act and the Shares are duly issued in accordance with the terms and conditions of the Plan and the applicable award agreement for consideration in an amount at least equal to the par value of such Shares, the Shares that are newly issued pursuant to the Plan will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is effective. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

We hereby consent to filing of this opinion with the Commission as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely, /s/ Armstrong Teasdale LLP